Exhibit 99.1

For Immediate Release

Schneider Electric receives final clearance from European Commission for the acquisition of American Power Conversion

RUEIL MALMAISON, France and WEST KINGSTON, R.I. – February 8, 2007 – Schneider Electric and American Power Conversion (Nasdaq: APCC) (APC) announced today that subject to certain commitments they have received final clearance from the European Commission for Schneider Electric to acquire all outstanding shares of APC for $31.00 per share. Following the approval of APC shareholders at a special meeting on January 16, 2007, this decision is a major milestone toward the successful completion of the acquisition. Schneider Electric and APC now expect to close the transaction within the next two weeks.

Consistent with the European Commission’s requirements, Schneider Electric plans to divest its MGE UPS Systems operations in small systems below 10 kVA. With estimated sales of around €150 million, the divestment represents 6% of the combined operations of APC and MGE UPS Systems in critical power.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not describe historical facts, such as statements concerning APC’s future plans or prospects, are forward-looking statements. All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. While not exhaustive, the factors that could cause actual results to differ include the following: the ability of APC and Schneider Electric to gain regulatory approval for the proposed merger; successful completion of the transaction within the expected timeframe; and the risks described from time to time in APC’s filings with the Securities and Exchange Commission. APC and Schneider Electric disclaim any obligation to update or revise statements contained in this news release based on new information or otherwise.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) (APC) is a leading provider of global, end-to-end solutions for real-time infrastructure. APC’s comprehensive products and services for home and corporate environments improve the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes. APC offers a wide variety of products for network-critical physical infrastructure including InfraStruXure®, its revolutionary architecture for on-demand data centers, as well as physical threat management products through the company’s NetBotz® division. These products and services help companies increase the availability and reliability of their IT systems. Headquartered in West Kingston, Rhode Island, APC reported sales of $2.0 billion for the year ended December 31, 2005, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

All trademarks are the property of their respective owners.

About Schneider Electric

Schneider Electric is the world’s power and control specialist. Through its world-class brands, Merlin Gerin, Square D and Telemecanique, Schneider Electric anticipates and satisfies its customers’ requirements in the residential, building, industry and energy and infrastructure markets. With 105,000 employees and operations in 190 countries, Schneider Electric generated sales of €13.7 billion in 2006 through 13,000 distributor outlets.

www.schneider-electric.com

Schneider Electric: Giving the best of the New Electric World To everyone, everywhere, at any time

For more information contact:

APC:

Investor Relations: Debbie Hancock, APC director, investor relations, Tel: (800) 788 2208, ext. 2994, debbie.hancock@apcc.com

Media: Chet Lasell, APC public relations director, Tel: (800) 788 2208, ext. 2693, chet.lasell@apcc.com

Schneider Electric:

Investor Relations: Alexandre Brunet, Tel: +33 (0)1 41 29 70 71, Fax: +33 (0)1 41 29 71 42

Media: Véronique Moine, Tel: +33 (0)1 41 29 70 76

DGM: Michel Calzaroni, Olivier Labesse, Tel: +33 (0)1 40 70 11 89